UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                     Arrangements of Certain Officers.

Pursuant to a decision made April 29, 2009, the Company has implemented salary reductions for Antonio M. Perez, Chairman and Chief Executive Officer; Frank S. Sklarsky, Chief Financial Officer; Philip J. Faraci, President and Chief Operating Officer; MaryJane Hellyar, President, Film, Photofinishing and Entertainment Group; and Robert L. Berman, Chief Human Resources Officer.  The reductions are effective as of the pay cycle beginning April 27, 2009 and will remain in effect through the final pay cycle in 2009.  The reductions are part of a series of cost saving initiatives that the Company is implementing in response to the effects of the global economic conditions.  The reductions are as follows:

Named Executive Officer	Percent reduction for remaining pay periods in 2009	Percent reduction on an annualized basis	Total dollar reduction
Antonio M. Perez	15%	9.81%	$107,509
Frank S. Sklarsky	10%	6.54%	$39,094
Philip J. Faraci	10%	6.54%	$45,610
Mary Jane Hellyar	10%	6.54%	$31,927
Robert L. Berman	10%	6.54%	$25,085

Additionally, the Company has entered into an amendment to the employment letter agreement of Antonio M. Perez, Chairman and Chief Executive Officer, in which the parties have agreed that the above-described salary reduction for Mr. Perez shall not trigger a default of his letter agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Robert L. Berman

                                                                                                Robert L. Berman
Chief Human Resources Officer
                                                                                                and Senior Vice President
Date:  April 30, 2009